Exhibit 99

From:  Rick James (media)
           414-221-4444
           rick.james@we-energies.com

           Colleen F. Henderson, CFA (investors)
           414-221-2592
           colleen.henderson@wisconsinenergy.com

February 10, 2005

Wisconsin Energy Corporation posts higher
2004 year-end results

MILWAUKEE -- Wisconsin Energy (NYSE: WEC) today reported 2004 net income of $306 million or $2.57 per share. This compares with earnings of $244 million or $2.06 per share in 2003.

In 2004, the company recorded a gain of $1.28 per share on the sale of its pump and water systems business offset somewhat by non-cash charges of 81 cents per share associated with the company's Calumet and Minergy Neenah facilities, debt redemption costs of 13 cents per share and severance costs of 16 cents per share. In 2003, our earnings were reduced by valuation charges of 32 cents per share offset by a gain of 7 cents per share on the sale of nonutility investments.

Excluding the effect of asset sales, impairment charges and other one-time items, adjusted earnings for 2004 were $285 million or $2.39 per share, compared with $274 million or $2.31 per share, on the same basis in 2003.

Wisconsin Energy also reported fourth quarter 2004 earnings of $93 million or $0.79 per share, compared with $72 million or $0.60 per share for the final quarter of 2003.

Results were higher in the fourth quarter of 2004 because of customer growth, slightly colder weather and the absence of a nuclear refueling outage.

Fourth quarter revenues were $952 million in 2004, compared with $852 million in the same period a year earlier. Annual revenues were $3.43 billion in 2004, compared with $3.31 billion in 2003.

Electricity sales were up approximately 1.5 percent in 2004, despite one of the coolest summers on record. Use of electricity by large commercial and industrial customers grew by 2.5 percent. Wisconsin Energy customers also set a new winter peak demand record on December 22, 2004.

"I am very pleased with our progress in 2004," said Gale Klappa, Wisconsin Energy's chairman, president and chief executive officer. "We successfully sold non-core assets, strengthened our balance sheet and improved our operating and financial performance. We also made significant progress on our Power the Future plan. Construction of the first of two 545 megawatt generating units at our Port Washington site was more than 75 percent complete at year-end."

Earnings per share listed in this news release are on a fully diluted basis.

Conference Call

A conference call is scheduled for 1 p.m. Central Time on Thursday, February 10, 2005. The presentation will review 2004 year-end earnings and discuss the company's outlook for the future.

All interested parties, including stockholders, the news media and the general public, are invited to listen to the presentation. The conference call may be accessed by dialing (800) 811-8824 up to 15 minutes before the call begins. There is no passcode required. Access also may be gained through the company's Web site (www.WisconsinEnergy.com) by clicking on the icon for the "Year-end Earnings Release and Conference Call." In conjunction with this earnings announcement, Wisconsin Energy has posted on its Web site detailed financial information on its fourth quarter and 2004 year-end performance. The materials will be available at 7:30 a.m. Central Time on February 10. An archive of the presentation will be available on the Web site after the call. A replay of the audio presentation will be available for one week after the call.
Dial (888)203-1112. The passcode is 180749.

Non-GAAP Earnings Measures

Adjusted earnings (non-GAAP earnings), which generally exclude non-operational items as well as one-time charges or credits that are not associated with the company's ongoing operations, are provided as a complement to earnings presented in accordance with GAAP. These items are not indicative of the company's operating performance. Therefore, we believe that the presentation of earnings from adjusted operations is relevant and useful to investors to understand Wisconsin Energy's operating performance. Management uses such measures internally to evaluate the company's performance and manage its operations.

Wisconsin Energy Corporation (NYSE:WEC), based in Milwaukee, is a Fortune 500 energy company serving more than one million electric customers in Wisconsin and Michigan's Upper Peninsula and one million natural gas customers in Wisconsin. The company's principal utilities are We Energies and Edison Sault Electric. The company's non-utility businesses include energy development, recycling and renewable energy and real estate development.

One of the Midwest's premier energy companies, Wisconsin Energy Corporation (www.WisconsinEnergy.com) has approximately 5,600 employees, 58,000 stockholders and more than $9 billion of assets.

Forward-looking statements

Some matters discussed above are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are subject to various risks and uncertainties. Actual results may vary materially. Factors that could cause actual results to differ materially include, but are not limited to: general economic conditions, business and competitive conditions in the deregulating and consolidating energy industry, in general, and, in particular, in the company's service territories; availability of the company's generating facilities; changes in purchased power costs; changes in coal or natural gas prices and supply availability and the ability to recover fuel and purchased power costs; varying weather conditions; risks associated with nonutility diversification; regulatory decisions; construction risks; obtaining necessary regulatory approvals and investment capital to implement the growth strategy; legal challenges to our Power the Future program; equity and bond market fluctuations; foreign, governmental, economic, political and currency risks; and other cautionary factors described in the Management's Discussion and Analysis of Financial Condition and Results of Operations in Wisconsin Energy Corporation's 10-K for the year-ended December 31, 2003, and other factors described in the company's subsequent reports filed with the Securities and Exchange Commission.

WISCONSIN ENERGY CORPORATION
CONSOLIDATED CONDENSED INCOME STATEMENTS
(Unaudited)

	Twelve Months Ended		Three Months Ended
	December 31		December 31

	2004	2003	2004	2003

	(Millions of Dollars, Except Per Share Amounts)

Operating Revenues	$3,431	$3,308	$952	$852

Operating Expenses
Fuel and purchased power	593	571	135	132
Cost of gas sold	891	863	295	240
Other operation and maintenance	1,003	934	243	231
Depreciation, decommissioning
and amortization	327	330	82	82
Property and revenue taxes	87	82	22	19
Asset valuation charges, net	150	46	1	9

Total Operating Expenses	3,051	2,826	778	713

Operating Income	380	482	174	139

Other Income, Net	16	42	4	12

Interest Expense	194	214	42	54

Income From Continuing
Operations Before Income Taxes	202	310	136	97

Income Taxes	80	110	51	35

Income From Continuing Operations	122	200	85	62

Income From Discontinued
Operations, Net of Tax	184	44	8	10

Net Income	$306	$244	$93	$72

Earnings Per Share (Basic)
Continuing operations	$1.04	$1.71	$0.73	$0.52
Discontinued operations	$1.56	$0.38	$0.06	$0.09

Total Earnings Per Share (Basic)	$2.60	$2.09	$0.79	$0.61

Earnings Per Share (Diluted)
Continuing operations	$1.03	$1.69	$0.73	$0.51
Discontinued operations	$1.54	$0.37	$0.06	$0.09

Total Earnings Per Share (Diluted)	$2.57	$2.06	$0.79	$0.60

Weighted Average Common
Shares Outstanding (Millions)
Basic	117.7	117.1	117.0	118.1
Diluted	119.1	118.4	118.2	120.0

Dividends Per Share of Common Stock	$0.83	$0.80	$0.21	$0.20

WISCONSIN ENERGY CORPORATION
SUMMARY OF CONSOLIDATED CONDENSED EARNINGS
(Unaudited)

	Twelve Months Ended		Three Months Ended
	December 31		December 31

	2004	2003	2004	2003

	(Millions of Dollars)
Operating Income

Utility Energy Segment	$529	$544	$166	$155

Non-Utility Energy Segment	(120)	(62)	7	(12)

Corporate and Other	(29)	-	1	(4)

Total Operating Income	380	482	174	139

Other Income, Net	16	42	4	12

Interest Expense	194	214	42	54

Income From Continuing
Operations Before Income Taxes	202	310	136	97

Income Taxes	80	110	51	35

Income From Continuing Operations	122	200	85	62

Income From Discontinued
Operations, Net of Tax	184	44	8	10

Net Income	$306	$244	$93	$72

WISCONSIN ENERGY CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)

	December 31

	2004	2003

	(Millions of Dollars)
Assets

Property, Plant and Equipment
In Service	$8,238	$8,342
Accumulated depreciation	(3,121)	(3,021)

	5,117	5,321
Construction work in progress	602	296
Leased facilities, net	99	105
Nuclear fuel, net	85	78

Net Property, Plant and Equipment	5,903	5,800

Investments	1,025	951

Current Assets
Cash and cash equivalents	36	28
Accounts receivable	349	334
Accrued revenues	245	212
Materials, supplies and inventories	409	386
Other	137	168
Assets held for sale	-	938

Total Current Assets	1,176	2,066

Deferred Charges and Other Assets
Regulatory assets	850	612
Goodwill, net	442	442
Other	169	143

Total Deferred Charges and Other Assets	1,461	1,197

Total Assets	$9,565	$10,014

Capitalization and Liabilities

Capitalization
Common equity	$2,492	$2,359
Preferred stock of subsidiary	30	30
Long-term debt	3,240	3,571

Total Capitalization	5,762	5,960

Current Liabilities
Long-term debt due currently	101	166
Short-term debt	338	591
Accounts payable	310	248
Accrued liabilities	114	126
Other	129	80
Liabilities held for sale	-	252

Total Current Liabilities	992	1,463

Deferred Credits and Other Liabilities
Regulatory liabilities	922	887
Asset retirement obligations	762	732
Deferred income taxes - long-term	531	571
Other	596	401

Total Deferred Credits and Other Liabilities	2,811	2,591

Total Capitalization and Liabilities	$9,565	$10,014

WISCONSIN ENERGY CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	Twelve Months Ended
	December 31

	2004	2003

	(Millions of Dollars)
Operating Activities
Net income	$306	$244
Income from discontinued operations, net of tax	(184)	(44)
Reconciliation to cash
Depreciation, decommissioning and amortization	360	360
Deferred income taxes and investment tax credits, net	6	65
Asset valuation charges, net	150	46
Working capital and other	(39)	(141)

Cash Provided by Operating Activities	599	530

Investing Activities
Capital expenditures	(637)	(649)
Asset sales, net of acquisitions and investments	873	48
Other investing activities	7	5

Cash Provided by (Used in) Investing Activities	243	(596)

Financing Activities
Common stock issued (repurchased), net	(82)	56
Dividends paid on common stock	(98)	(94)
Change in debt, net	(654)	121
Other	-	(24)

Cash (Used in) Provided by Financing Activities	(834)	59

Change in Cash From Continuing Operations	8	(7)

Cash at Beginning of Period	28	35

Cash at End of Period	$36	$28

Supplemental Information - Cash Paid For
Interest (net of amount capitalized)	$232	$221
Income taxes (net of refunds)	$81	$92